 EXHIBIT 10.2

FIRST NORTHERN BANK

AMENDED AND RESTATED
EXECUTIVE RETIREMENT/RETENTION PARTICIPATION AGREEMENT
FOR JEREMIAH Z. SMITH

This First Amendment to the Executive Retirement/Retention Participation Agreement (the “Agreement”) for Jeremiah Z. Smith (the “Executive”) is made effective January 1, 2023, by First Northern Bank of Dixon, a California-chartered, FDIC-insured bank with its main office in Dixon, California (“Company” or “Bank”).

Whereas, the Company and Executive entered into an Agreement on August 1, 2017,

Whereas, according to the terms of the Executive Deferral Plan of First Northern Bank and the additional terms of Section 3.1 of the Agreement, the Executive is to become 50% vested in his Executive Retirement/Retention Award balance on the date he becomes Chief Executive Officer of the Company, and fully vested in the remaining 50% of his Executive Retirement/Retention Award balance upon his 65th birthday, in each case provided he remains in continuous Service through such date, and

Whereas, the Executive will become Chief Executive Officer of the Company on January 1, 2023, and Executive is expected to become 50% vested in his Executive Retirement/Retention Award balance on such date, and

Whereas, the Company now desires to modify Executive’s Agreement to provide that Executive shall become fully vested in the remaining 50% of his Executive Retirement/Retention Award upon his 62nd birthday, provided he remains in continuous Service through such date, and to clarify the Company’s intent that the grant of any Executive Retirement/Retention Award remains solely in the discretion of the Compensation Committee.

Amendment

In accordance with the Agreement, Section 1, the Company hereby adopts the following amendments to the Agreement:

1.	Purpose. Section 1, the first sentence, will be deleted:

The purpose of this Agreement is to provide a supplementary Executive Retirement/Retention Award to the Executive that vests and becomes payable upon continued employment of the Executive through the later of the date he becomes the Chief Executive Officer of the Company and his 65th birthday, as described below.

Replaced with:

The purpose of this Agreement is to provide a supplementary Executive Retirement/Retention Award to the Executive that vests and becomes payable upon continued employment of the Executive through the later of the date he becomes the Chief Executive Officer of the Company and his 62nd birthday, as described below.

2.	Executive Retirement/Retention Award. Section 2.07, the first two sentences, will be deleted:
“Executive Retirement/Retention Award” means the bonus paid to the Executive, and immediately deferred, based on the extent to which the Performance Goal approved by the Compensation Committee was achieved.  The Compensation Committee shall determine and communicate to the Executive the Executive Retirement/Retention Award in advance of each year, except the initial Executive Retirement/Retention Award shall be communicated upon the execution of this Agreement.
Replaced with:
“Executive Retirement/Retention Award” means such bonus as may be paid to the Executive, and immediately deferred, based on the extent to which any Performance Goal approved by the Compensation Committee was achieved.  The Compensation Committee, in its sole discretion, shall determine and communicate to the Executive the Executive Retirement/Retention Award, if any, in advance of each year, except the initial Executive Retirement/Retention Award shall be communicated upon the execution of this Agreement.
3.	Performance Goal: Section 2.08 will be deleted:
“Performance Goal” means goals determined by the Compensation Committee the achievement of which shall result in the payment, and immediate deferral, of an Executive Retirement/Retention Award under this Agreement.  The Compensation Committee shall determine and communicate to the Executive the Performance Goal in advance of each year, except the initial Performance Goal shall be communicated upon the execution of this Agreement.

Replaced with:
“Performance Goal” means such goals as may be determined by the Compensation Committee the achievement of which shall result in the payment, and immediate deferral, of any Executive Retirement/Retention Award under this Agreement.  The Compensation Committee, in its sole discretion, shall determine and communicate to the Executive the Performance Goal, if any, in advance of each year, except the initial Performance Goal shall be communicated upon the execution of this Agreement.
4.    Vesting of Executive Retirement/Retention Awards, Section 3, 3.1 Vesting, the second sentence will be deleted:
Unless otherwise provided in this section, the Executive shall become 50% vested in his Executive Retirement/Retention Award balance on the date he becomes Chief Executive Officer of the Company and fully vested in the remaining 50% of his Executive Retirement/Retention award balance upon his 65th birthday, in each case provided he remains in continuous Service through such date.
Replaced with:
Unless otherwise provided in this section, the Executive shall become 50% vested in his Executive Retirement/Retention Award balance on the date he becomes Chief Executive Officer of the Company and fully vested in the remaining 50% of his Executive Retirement/Retention award balance upon his 62nd birthday, in each case provided he remains in continuous Service through such date.

In Witness Whereof, the Executive and a duly authorized Company officer have signed this Participation Agreement as of the day and year shown below.

The Executive: The Company:
                   First Northern Bank of Dixon

/s/ Jeremiah Z. Smith                                                                                                                                    BY:  /s/ Patrick R. Brady
Jeremiah Z. Smith                                                                                                                                         Its: Chairman of the Board
Date: 12/26/2022                                                                                                                                          Date: 12/23/2022